UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 6, 2012

TAL INTERNATIONAL GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-126317	20-1796526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manhattanville Road

Purchase, New York 10577-2135

(Address of Principal Executive Offices, including Zip Code)

Telephone: (914) 251-9000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  Effective June 6, 2012, Douglas J. Zych resigned from the Board of Directors of TAL International Group, Inc. and of each of its U.S. subsidiaries.

His resignation follows the sale in March and May 2012 of TAL International Group, Inc. common stock by funds affiliated with the Jordan Company and other owners who are members of a stockholders agreement regarding the voting of such shares.  These sales decreased the percentage of TAL International Group, Inc.’s common stock beneficially owned by the Jordan Company and the other members of the stockholders agreement to approximately 12%.

A. Richard Caputo, Jr. is now the only director on the Board of Directors of TAL International Group, Inc. who is affiliated with the Jordan Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAL International Group, Inc.

Dated: June 7, 2012	By:	/s/ Brian Sondey
Name: Brian Sondey
Title: Chairman, President and Chief Executive Officer